SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Salix Pharmaceuticals, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IMPORTANT ANNUAL STOCKHOLDERS’ MEETING

INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders of Salix Pharmaceuticals, Ltd.

To Be Held on June 17, 2010 at 9:00 a.m. Eastern Time

1700 Perimeter Park Drive, Morrisville, North Carolina

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders of Salix Pharmaceuticals, Ltd. are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the materials. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, form of electronic proxy card and 2009 annual report to stockholders are available at:

www.investorvote.com/SLXP

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/SLXP.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a copy of the proxy materials – If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 10, 2010 to facilitate timely delivery.

Annual Stockholder Meeting Notice

The annual meeting of stockholders of Salix Pharmaceuticals, Ltd. will be held on June 17, 2010 at 1700 Perimeter Park Drive, Morrisville, North Carolina, at 9:00 a.m., Eastern Time.

Proposals to be voted on at the annual meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	To elect the director nominees listed below until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Nominees:   01 - John F. Chappell, 02 - Thomas W. D’Alonzo, 03 - Richard A. Franco, Sr., 04 - William P. Keane,

05 - Carolyn J. Logan, 06 - Mark A. Sirgo

2.	To approve the amendment of our certificate of incorporation to increase the number of authorized shares of capital stock from 85,000,000 to 155,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 to 150,000,000 shares.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote in person at the annual meeting, please bring a form of photo identification with you.

Directions to the Salix Pharmaceuticals, Ltd. 2010 Annual Meeting

Directions to the annual meeting are available in the proxy statement, which can be viewed at www.investorvote.com/SLXP.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/SLXP. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send email to investorvote@computershare.com with “Proxy Materials Salix Pharmaceuticals, Ltd.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 10, 2010.

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